1 8-K Filed October 18, 2013

2 Introduction This slide presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2012, and subsequent SEC filings. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change.

3 Third Quarter Results (In millions, except per share data) (1) See Reconciliation of non-GAAP Financial Measures (included herein) (2) Margins were negatively affected by previously-discussed Medicare payment reductions, delays and denials of coverage for existing tests by some payers after implementation of recently-adopted molecular pathology codes, and the implementation of sequestration on April 1, 2013. 2013 (2) 2012 +/(-) Revenue 1,462.2$ 1,419.4$ 3.0% Adjusted Operating Income (1) 248.3$ 258.9$ -4.1% Adjusted Operating Income Margin (1) 17.0% 18.2% (120) bp Adjusted EPS Excluding Amortization (1) 1.80$ 1.76$ 2.3% Operating Cash Flow 234.2$ 203.8$ 14.9% Less: Capital Expenditures (52.1)$ (44.1)$ 18.1% Free Cash Flow 182.1$ 159.7$ 14.0% Three Months Ended Sep 30,

4 Cash Flow Trends Note: 2011 Free Cash Flow calculation above does not include the $49.5 million Hunter Labs settlement Free Cash Flow is a non-GAAP metric (see reconciliation of non-GAAP Financial Measures included herein) Free Cash Flow CAGR calculation uses 2001 data (2001 Free Cash Flow was $228 million) 10.3% FCF CAGR from 2001-2012 Weighted Average Diluted Shares (millions) 154.2 154.7 150.7 144.9 134.7 121.3 111.8 109.1 105.4 101.8 97.4

5 Financial Guidance - 2013 The 2013 guidance below includes the negative impact of approximately $0.35 due to Medicare payment reductions. In addition, the guidance includes the negative impact of molecular pathology payment issues, which is not included in the $0.35 noted above. The guidance excludes the impact of any share repurchase activity after September 30, 2013. • Revenue growth: Approximately 3.0% • Adjusted EPS Excluding Amortization: $6.95 - $7.05 • Operating cash flow: Approximately $825 Million - $850 Million • Capital expenditures: Approximately $210 Million *Note: The Company’s capital expenditure guidance is higher than historical levels due to near-term investments in facility consolidation and replacement of a major testing platform

6 Supplemental Financial Information Q1 13 Q2 13 Q3 13 YTD Depreciation 35.1$ 35.4$ 34.7$ 105.2$ Amortization 19.5$ 20.5$ 20.3$ 60.3$ Capital expenditures 41.7$ 48.8$ 52.1$ 142.6$ Cash flows from operations 198.2$ 137.6$ 234.2$ 570.0$ Bad debt as a percentage of sales 4.3% 4.3% 4.3% 4.3% Effective interest rate on debt: Zero coupon-subordinated notes 2.00% 2.00% 2.00% 2.00% 3 1/8% Senior Notes 3.27% 3.27% 3.27% 3.27% 4 5/8% Senior Notes 4.74% 4.74% 4.74% 4.74% 5 5/8% Senior Notes 5.75% 5.75% 5.75% 5.75% 2 1/5% Senior Notes 2.24% 2.24% 2.24% 2.24% 3 3/4% Senior Notes 3.76% 3.76% 3.76% 3.76% Revolving credit facility (weighted average) 1.25% 1.24% 1.23% 1.23% Days sales outstanding 50 50 50 50 Laboratory Corporation of America Other Financial Information September 30, 2013 ($ in millions)

7 Reconciliation of non-GAAP Financial Measures *Note: Please see footnotes for this reconciliation on slide 9. Margins were negatively affected by previously-discussed Medicare payment reductions, delays and denials of coverage for existing tests by some payers after implementation of recently-adopted molecular pathology codes and the implementation of sequestration on April 1, 2013. Adjusted Operating Income 2013 2012 Operating income 244.6$ 245.1$ Restructuring and other special charges (1) (2) 3.7 4.8 Acquisition fees and expenses (2) - 9.0 Adjusted operating income 248.3$ 258.9$ Adjusted EPS Excluding Amortization Diluted earnings per common share 1.63$ 1.53$ Impact of restructuring and other special charges (1) (2) 0.03 0.10 Amortization expense (3) 0.14 0.13 Adjusted EPS Excluding Amortization 1.80$ 1.76$ Reconciliation of non-GAAP Financial Measures (In millions, except per share data) Three Months Ended Sep 30,

8 Reconciliation of non-GAAP Financial Measures *Note: Please see footnotes for this reconciliation on slide 9. Margins were negatively affected by previously-discussed Medicare payment reductions, delays and denials of coverage for existing tests by some payers after implementation of recently-adopted molecular pathology codes and the implementation of sequestration on April 1, 2013. Adjusted Operating Income 2013 2012 Operating income 775.9$ 808.2$ Restructuring and other special charges (1) (2) 17.8 4.6 Acquisition fees and expenses (2) - 9.9 Adjusted operating income 793.7$ 822.7$ Adjusted EPS Excluding Amortization Diluted earnings per common share 4.81$ 4.72$ Impact of restructuring and other special charges (1) (2) 0.12 0.15 Amortization expense (3) 0.40 0.40 Adjusted EPS Excluding Amortization 5.33$ 5.27$ Reconciliation of non-GAAP Financial Measures (In millions, except per share data) Nine Months Ended Sep 30,

9 Reconciliation of non-GAAP Financial Measures - Footnotes Note: GENZYME GENETICS and its logo are trademarks of Genzyme Corporation and used by Esoterix Genetic Laboratories, LLC, a wholly- owned subsidiary of LabCorp, under license. Esoterix Genetic Laboratories and LabCorp are operated independently from Genzyme Corporation. 1) During the third quarter of 2013, the Company recorded net restructuring and other special charges of $3.7 million. The charges consisted of $1.7 million in severance related liabilities and $2.5 million in net costs associated with facility closures and general integration initiatives; partially offset by the reversal of previously established reserves of $0.1 million in unused severance and $0.4 million in unused facility-related costs. The after tax impact of these charges decreased net earnings for the three months ended September 30, 2013, by $2.3 million and diluted earnings per share by $0.03 ($2.3 million divided by 90.9 million shares). During the first two quarters of 2013, the Company recorded net restructuring and other special charges of $14.1 million. The charges included $10.1 million in severance related liabilities and $6.3 million in costs associated with facility closures and general integration initiatives; partially offset by the reversal of previously established reserves of $0.6 million in severance related liabilities and $1.7 million in unused facility-related costs. The after tax impact of these combined charges decreased net earnings for the nine months ended September 30, 2013, by $11.0 million and diluted earnings per share by $0.12 ($11.0 million divided by 93.0 million shares). 2) During the third quarter of 2012, the Company recorded net restructuring and other special charges of $4.8 million. The charges consisted of $5.2 million in severance related liabilities and $1.2 million in net facility-related costs primarily associated with ongoing consolidation of recent acquisitions and other operations; partially offset by the reversal of previously established reserves of $0.9 million in unused severance and $0.7 million in unused facility-related costs. The Company also recorded $9.0 million in fees associated with the successful completion of its acquisition of MEDTOX Scientific, Inc. (“MEDTOX”) on July 31, 2012. The after tax impact of these charges decreased net earnings for the three months ended September 30, 2012, by $9.5 million and diluted earnings per share by $0.10 ($9.5 million divided by 96.8 million shares). During the first two quarters of 2012, the Company recorded a net credit of $0.2 million in restructuring and other special charges. The restructuring charges included $6.2 million in severance and other personnel costs along with $1.3 million in facility-related costs primarily associated with the ongoing integration of the Clearstone Central Laboratories (“Clearstone”) acquisition and the termination of an executive vice-president. These charges were offset by the reversal of previously established restructuring reserves of $4.8 million in unused severance and $2.9 million in unused facility-related costs. The Company recorded $0.9 million in acquisition fees and expenses relating to its acquisition of MEDTOX. As part of the Clearstone integration, the Company recorded a $6.9 million loss on the disposal of one of its European subsidiaries. In addition, in conjunction with the liquidation of one of its joint ventures, the Company recorded a one-time increase of $2.9 million in equity method income. For the nine months ended September 30, 2012, the after tax impact of these combined net charges decreased net earnings by $15.1 million and diluted earnings per share by $0.15 ($15.1 million divided by 98.1 million shares). 3) The Company continues to grow its business through acquisitions and uses Adjusted EPS Excluding Amortization as a measure of operational performance, growth and shareholder returns. The Company believes adjusting EPS for amortization will provide investors with better insight into the operating performance of the business. For the quarters ended September 30, 2013 and 2012, intangible amortization was $20.3 million and $21.1 million, respectively ($12.5 million and $13.0 million net of tax, respectively) and decreased EPS by $0.14 ($12.5 million divided by 90.9 million shares) and $0.13 ($13.0 million divided by 98.1 million shares), respectively. For the nine months ended September 30, 2013 and 2012 intangible amortization was $60.3 million and $63.1 million respectively ($37.2 million and $38.9 million net of tax, respectively) and decreased EPS by $0.40 ($37.2 million divided by 93.0 million shares) and $0.40 ($38.9 million divided by 98.1 million shares), respectively.

10 Reconciliation of Free Cash Flow (1) 2011 cash flows from operations excludes the $49.5 million Hunter Labs settlement payment (2) Free cash flow represents cash flows from operations less capital expenditures 2012 2011 2010 2009 2008 2007 2006 2005 2004 2003 2002 Cash flows from operations1 841.4$ 905.1$ 883.6$ 862.4$ 780.9$ 709.7$ 632.3$ 574.2$ 538.1$ 564.3$ 444.9$ Capital expenditures (173.8) (145.7) (126.1) (114.7) (156.7) (142.6) (115.9) (93.6) (95.0) (83.6) (74.3) Free cash flow2 667.6 759.4 757.5 747.7 624.2 567.1 516.4 480.6 443.1 480.7 370.6 Weighted average diluted shares outstanding 97.4 101.8 105.4 109.1 111.8 121.3 134.7 144.9 150.7 144.8 144.2 Reconciliation of non-GAAP Financial Measures (In millions, except per share data)

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